UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2013

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

As described in more detail under Item 7.01 below, on October 7, 2013, Cumulus Media Inc. (the “Company”) issued a press release announcing the commencement, subject to market and other conditions, of an underwritten public offering of $80.0 million of its Class A common Stock (the “Offering”) pursuant to its existing effective shelf registration statement.

In connection with the Offering, the Company announced certain preliminary financial information for the quarter ended September 30, 2013. The Company is still in the process of finalizing its financial results for the quarter ended September 30, 2013. The Company has prepared, and is presenting, the following range of estimated net revenues set forth below in good faith based upon the Company’s internal reporting for the quarter ended September 30, 2013. The estimates represent the most current information available to the Company. Such estimates have not been subject to the Company’s normal financial closing and financial statement preparation processes. As a result, the Company’s actual results could be different and those differences could be material. Investors should exercise caution in relying on the information contained herein and should not draw any inferences from this information regarding financial or operating data that is not discussed herein.

Range of Amounts
(dollars in thousands)
Net revenues	$279,000	$281,000

Net revenues in the quarter ended September 30, 2012 were $275.4 million, which included approximately $5.0 million in political advertising revenue.

In addition, the Company expects that its Adjusted EBITDA for the quarter ended September 30, 2013 will be approximately flat as compared to the quarter ended September 30, 2012, excluding the previously disclosed one-time $8.3 million credit from the industry-wide settlement with Broadcast Music Inc. that positively impacted Adjusted EBITDA during the quarter ended September 30, 2012.

The preliminary financial information included in this current report has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Item 7.01 – Regulation FD Disclosure.

As described above, on October 7, 2013, the Company issued a press release announcing the Offering. In connection with the Offering, the Company also expects to grant the underwriter a 30-day option to purchase up to an additional $12.0 million of Class A common stock from the Company. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in Item 2.02 above, this Item 7.01 and the accompanying exhibit incorporated by reference herein shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. This information, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

Number	Name

99.1	Press release, dated October 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ J.P. Hannan
Name:	J.P. Hannan
Title:	Senior Vice President, Treasurer and
Chief Financial Officer

Date: October 7, 2013

EXHIBIT INDEX

Number	Name

99.1	Press release, dated October 7, 2013